Filed Pursuant to Rule 424(b)(2) Registration Nos. 333-292881 and 333-292881-01

PRICING SUPPLEMENT No. 168 dated August 21, 2026

(To Product Supplement No. 1 dated February 13, 2026,

Market Measure Supplement No. 1 dated February 13, 2026,

Prospectus Supplement dated February 13, 2026

and Prospectus dated February 13, 2026)

Wells Fargo Finance LLC Medium-Term Notes, Series B Fully and Unconditionally Guaranteed by Wells Fargo & Company Equity Index and ETF Linked Securities

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

■ Linked to the lowest performing of the iShares® MSCI EAFE ETF and the S&P 500® Index (each referred to as an “Underlier”)

■ Monthly Coupon. The securities will pay a fixed coupon on a monthly basis at a rate of 7.05% per annum

■ Potential Loss of Principal. Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at stated maturity. Whether you receive the face amount of your securities at stated maturity will depend on the performance of the lowest performing Underlier from its starting value to its ending value. The lowest performing Underlier is the Underlier that has the lowest ending value as a percentage of its starting value. At stated maturity, you will receive the face amount if, and only if, the ending value of the lowest performing Underlier is greater than or equal to its threshold value. If the ending value of the lowest performing Underlier is less than its threshold value, you will receive less than the face amount and be exposed on a leveraged basis to any decline in the value of that Underlier in excess of the buffer amount of 20%. In this case, you will lose 1.25% of the face amount for every 1% decline in the value of the lowest performing Underlier in excess of the buffer amount. The threshold value for each Underlier is equal to 80% of its starting value

■ You will have downside exposure on a leveraged basis to any decline in the value of the lowest performing Underlier in excess of the buffer amount, but you will not participate in any appreciation of either Underlier and will not receive any dividends on the shares of the Fund or any securities included in or held by either Underlier

■ The maturity payment amount will depend solely on the performance of the lowest performing Underlier. You will not benefit in any way from the performance of the better performing Underlier. Therefore, the maturity payment amount will be adversely affected if either Underlier performs poorly, even if the other Underlier performs favorably

■ All payments on the securities are subject to credit risk, and you will have no ability to pursue the shares of the Fund or any securities included in or held by either Underlier for payment; if Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment

■ No exchange listing; designed to be held to maturity

The current estimated value of the securities is $999.24 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-11 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo Finance LLC
Per Security	$1,000.00	—	$1,000.00
Total	$18,730,000.00	—	$18,730,000.00

(1) Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Terms of the Securities

Issuer:	Wells Fargo Finance LLC.
Guarantor:	Wells Fargo & Company.
Market Measures:

The Market Measures (each referred to as an “Underlier,” and collectively as the “Underliers”), Bloomberg ticker symbols, starting values and threshold values are set forth in the table below. The S&P 500® Index is sometimes referred to herein as the “Index.” The iShares® MSCI EAFE ETF is sometimes referred to herein as the “Fund.”

Market Measure

Bloomberg Ticker Symbol

Starting Value(1)

Threshold Value(2)

iShares® MSCI EAFE ETF

EFA

$107.35

$85.88

S&P 500® Index

SPX

7,641.16

6,112.928

(1) With respect to each Underlier, its closing value on the strike date. The starting value of each Underlier is not its closing value on the pricing date.

(2) With respect to each Underlier, 80% of its starting value.

Strike Date:	August 20, 2026.
Pricing Date:	August 21, 2026.
Issue Date:	August 26, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Coupon Payments:

The securities pay interest on each coupon payment date (each, a “coupon payment”) at a fixed per annum rate equal to the coupon rate.

See “Description of Notes—Interest and Principal Payments” and “—Fixed Rate Notes” in the prospectus supplement for a discussion of the manner in which the coupon payments will be calculated, accrued and paid. For purposes of such sections of the prospectus supplement, the securities are “fixed rate notes” and references therein to interest and interest payment dates mean the coupon payments and the coupon payment dates, respectively.

Coupon Payment Dates:

Monthly, on the 26th day of each month, commencing September 2026 and ending at maturity; provided that if a coupon payment date is not a business day, we will make the coupon payment on the next business day. If any coupon payment is made on a day after the scheduled coupon payment date, interest on that payment will not accrue during the period from and after the scheduled coupon payment date.

Coupon Rate:	The “coupon rate” is 7.05% per annum.
Calculation Day:	October 21, 2027, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date:

October 26, 2027, subject to postponement. The securities are not subject to redemption by Wells Fargo Finance LLC or repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-2

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Maturity Payment Amount:

You will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to a final coupon payment). The “maturity payment amount” per security will equal:

• if the ending value of the lowest performing Underlier is greater than or equal to its threshold value: $1,000; or

• if the ending value of the lowest performing Underlier is less than its threshold value:

$1,000 × performance factor of the lowest performing Underlier × multiplier

If the ending value of the lowest performing Underlier is less than its threshold value, you will be exposed on a leveraged basis to the decline in the value of that Underlier in excess of the buffer amount and will lose some, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of the coupon payments. You will not participate in any appreciation of either Underlier, but you will be exposed on a leveraged basis to any decline in the value of the lowest performing Underlier in excess of the buffer amount.

Lowest Performing Underlier:	The “lowest performing Underlier” will be the Underlier with the lowest performance factor.
Performance Factor:	With respect to an Underlier, its ending value divided by its starting value (expressed as a percentage).
Closing Value:

With respect to the Index, closing value has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

With respect to the Fund, closing value has the meaning assigned to “fund closing price” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement. The closing value of the Fund is subject to adjustment through the adjustment factor as described in the accompanying product supplement.

Ending Value:	The “ending value” of an Underlier will be its closing value on the calculation day.
Buffer Amount:	20%.
Multiplier:	The “multiplier” will be equal to the starting value of the lowest performing Underlier divided by its threshold value, or 100% divided by 80%, which is 1.25.
Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day, the coupon payment dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each coupon payment date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,” with respect to the Index, and “—Certain Terms for Securities Linked to a Fund—Market Disruption Events,” with respect to the Fund, in the accompanying product supplement.

Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

PRS-3

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Agent:

Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001HP47

PRS-4

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with product supplement No. 1 dated February 13, 2026, market measure supplement No. 1 dated February 13, 2026, the prospectus supplement dated February 13, 2026 and the prospectus dated February 13, 2026 for additional information about the securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, market measure supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009729/wffprincipal-424b2_021326.htm

• Market Measure Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009710/wffseriesb-424b2_021326.htm

• Prospectus Supplement dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/1738143/000183988226009700/seriesb-424b2_021326.htm

• Prospectus dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009692/standalone-424b2_021326.htm

PRS-5

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Estimated Value of the Securities

The original offering price of each security includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the securities. This rate is used for purposes of determining the estimated value of the securities since we expect secondary market prices, if any, for the securities that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the securities based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the securities, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

PRS-6

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-7

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

◼ seek an investment with fixed coupon payments at a rate equal to the coupon rate;

◼ understand that if the ending value of the lowest performing Underlier is less than its threshold value, they will be exposed on a leveraged basis to the decline in the value of that Underlier in excess of the buffer amount and will lose some, and possibly all, of the face amount of the securities at stated maturity;

◼ understand that the ability of the buffer feature to moderate any decline in the value of the lowest performing Underlier by more than the buffer amount is progressively reduced as the ending value of that Underlier declines because they will be exposed on a leveraged basis to any decline in the value of that Underlier in excess of the buffer amount;

◼ understand that the maturity payment amount will depend solely on the performance of the lowest performing Underlier and that they will not benefit in any way from the performance of the better performing Underlier;

◼ understand that the securities are riskier than alternative investments linked to only one of the Underliers or linked to a basket composed of each Underlier;

◼ understand and are willing to accept the full downside risks of each Underlier;

◼ are willing to forgo participation in any appreciation of either Underlier and dividends on the shares of the Fund and the securities included in or held by either Underlier; and

◼ are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

◼ seek a liquid investment or are unable or unwilling to hold the securities to maturity;

◼ require full payment of the face amount of the securities at stated maturity;

◼ are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

◼ are unwilling to accept the risk that the ending value of the lowest performing Underlier may be less than its threshold value;

◼ seek exposure to the upside performance of either or each Underlier;

◼ seek exposure to a basket composed of each Underlier or a similar investment in which the maturity payment amount is based on a blend of the performances of the Underliers, rather than solely on the lowest performing Underlier;

◼ are unwilling to accept the risk of exposure to the Underliers;

◼ are unwilling to accept the credit risk of Wells Fargo Finance LLC and Wells Fargo & Company; or

◼ prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underliers, please see the sections titled “The iShares® MSCI EAFE ETF” and “The S&P 500® Index” below.

PRS-8

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Determining Payment At Maturity

On the stated maturity date, you will receive (in addition to a final coupon payment) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlier is the lowest performing Underlier. The lowest performing Underlier is the Underlier with the lowest performance factor. The performance factor of an Underlier is its ending value as a percentage of its starting value (i.e., its ending value divided by its starting value).

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlier, as follows:

PRS-9

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final coupon payment) for a range of hypothetical performances of the lowest performing Underlier from its starting value to its ending value. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the coupon payments received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual maturity payment amount will depend on the actual ending value of the lowest performing Underlier and whether you hold your securities to stated maturity. The performance of the better performing Underlier is not relevant to the maturity payment amount.

80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
20% buffer amount
-20%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Underlier Return of the Lowest Performing Underlier at Maturity
Hypothetical Security Return
Hypothetical Underlier Return of the Lowest Performing Underlier

PRS-10

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Ending Value Of The Lowest Performing Underlier Is Less Than Its Threshold Value, You Will Lose Some, And Possibly All, Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. Instead, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Underlier.

If the ending value of the lowest performing Underlier is less than its threshold value, the maturity payment amount will be less than the face amount and you will be exposed on a leveraged basis to any decline in the value of that Underlier in excess of the buffer amount. In this case, you will lose 1.25% of the face amount for every 1% decline in the value of the lowest performing Underlier in excess of the buffer amount. As a result, if the ending value of the lowest performing Underlier is less than its threshold value, you will lose some, and possibly all, of the face amount at stated maturity. This is the case even if the value of the lowest performing Underlier is greater than or equal to its starting value or its threshold value at certain times during the term of the securities.

The Securities Are Subject To The Full Risks Of Each Underlier And The Maturity Payment Amount Will Be Negatively Affected If Either Underlier Performs Poorly, Even If The Other Underlier Performs Favorably.

You are subject to the full risks of each Underlier. If either Underlier performs poorly, the maturity payment amount will be negatively affected, even if the other Underlier performs favorably. The securities are not linked to a basket composed of the Underliers, where the better performance of one Underlier could offset the poor performance of the other Underlier. Instead, you are subject to the full risks of whichever Underlier is the lowest performing Underlier. As a result, the securities are riskier than an alternative investment linked to only one of the Underliers or linked to a basket composed of each Underlier. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlier.

The Maturity Payment Amount Will Depend Solely On The Performance Of The Lowest Performing Underlier, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlier.

The maturity payment amount will depend solely on the performance of the lowest performing Underlier. Although it is necessary for each Underlier to close at or above its respective threshold value on the calculation day in order for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlier. The securities may underperform an alternative investment linked to a basket composed of the Underliers, since in such case the performance of the better performing Underlier would be blended with the performance of the lowest performing Underlier, resulting in a potentially greater maturity payment amount than the maturity payment amount based on the lowest performing Underlier alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Underliers.

It is preferable from your perspective for the Underliers to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underliers will not exhibit this relationship. The less correlated the Underliers, the more likely it is that the ending value of one of the Underliers will be below its threshold value on the calculation day. All that is necessary for the maturity payment amount to be less than the face amount of the securities is for one of the Underliers to close below its threshold value on the calculation day; the performance of the better performing Underlier is not relevant to the maturity payment amount. It is impossible to predict what the relationship between the Underliers will be over the term of the securities. To the extent the Underliers represent a different equity market, such equity markets may not perform similarly over the term of the securities.

You Will Be Exposed On A Leveraged Basis To Any Decline In The Value Of The Lowest Performing Underlier In Excess Of The Buffer Amount, But Will Not Participate In Any Positive Performance Of Either Underlier.

Even though you will be exposed on a leveraged basis to any decline in the value of the lowest performing Underlier in excess of the buffer amount, you will not participate in any increase in the value of either Underlier over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the coupon payments paid on the securities. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of either or each Underlier.

PRS-11

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Higher Coupon Rates Are Associated With Greater Risk.

The securities offer coupon payments at a higher rate than the rate we would pay on conventional debt securities of the same maturity. These higher coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may lose some, and possibly all, of the face amount at maturity. The volatility of the Underliers and the correlation between the Underliers are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlier, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underliers or lower expected correlation between the Underliers as of the pricing date may result in a higher coupon rate, but it also represents a greater expected likelihood as of the pricing date that the ending value of at least one Underlier will be less than its threshold value such that you will lose some, and possibly all, of the face amount at maturity. In general, the higher the coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will lose some, and possibly all, of the face amount at maturity.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

While we (to the extent we have withholding responsibility) currently do not generally intend to withhold on payments on the securities to a Non-U.S. holder (assuming the Non-U.S. holder satisfies the certification requirements described below under “United States Federal Tax Considerations”), Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold on coupon payments on the securities.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To An Investment In Wells Fargo Finance LLC’s Debt Securities, Including The Securities

The Securities Are Subject To Credit Risk.

The securities are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to creditworthiness and you will have no ability to pursue the shares of the Fund or any securities included in or held by either Underlier for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the securities and, in the event we and the Guarantor were to default on the obligations under the securities and the guarantee, you may not receive any amounts owed to you under the terms of the securities.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Securities Have Limited Rights Of Acceleration.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Conveys, Transfers Or Leases All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

The Securities Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By

PRS-12

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Securities—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underliers; interest rates; volatility of the Underliers; correlation between the Underliers; time remaining to maturity; dividend yields on the securities included in or held by either Underlier; and currency exchange rates. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of

PRS-13

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

either or both of the Underliers. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underliers may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Underliers

The Maturity Payment Amount Will Depend Upon The Performance Of The Underliers And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Underliers. Investing in the securities is not equivalent to investing in the Fund or the securities included in the Index. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the shares of the Fund or the securities included in the Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those shares or securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Fund or the securities included in the Index would have.

●Historical Values Of The Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Underliers During The Term Of The Securities.

●Changes That Affect The Underliers Or The Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Or Held By Either Underlier.

●We And Our Affiliates Have No Affiliation With The Index Sponsor, The Fund Sponsor Or The Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

●An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

●There Are Risks Associated With The Fund.

●Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

The Securities Are Subject To Risks Relating To Non-U.S. Securities Markets With Respect To The iShares® MSCI EAFE ETF.

The equity securities composing the iShares® MSCI EAFE ETF are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The Securities Are Subject To Currency Exchange Rate Risk With Respect To The iShares® MSCI EAFE ETF.

The iShares® MSCI EAFE ETF is composed of non-U.S. equity securities denominated in a non-U.S. currency and the prices of those securities are converted into U.S. dollars for purposes of calculating the value of the iShares® MSCI EAFE ETF. Therefore, investors in

PRS-14

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by the iShares® MSCI EAFE ETF trade. An investor’s net exposure will depend on the extent to which the currencies of the non-U.S. equity securities held by the iShares® MSCI EAFE ETF strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities denominated in those currencies. If, taking into account that weighting, the dollar strengthens against the currencies of the non-U.S. equity securities held by the iShares® MSCI EAFE ETF, the value of the iShares® MSCI EAFE ETF will be adversely affected and any amounts payable on the securities may be reduced.

Risks Relating To Conflicts Of Interest

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●  The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine any values of the Underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, WFS may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index,” with respect to the Index, and “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” and “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” with respect to the Fund, in the accompanying product supplement. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

●  The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation.

●  Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Underliers.

●  Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in or held by either Underlier may adversely affect the values of the Underliers.

● Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-15

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Hypothetical Returns

The following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlier, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final coupon payment). The performance factor of the lowest performing Underlier is its ending value expressed as a percentage of its starting value (i.e., its ending value divided by its starting value).

Hypothetical Performance Factor of Lowest Performing Underlier	Hypothetical Maturity Payment Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
79.00%	$987.50
70.00%	$875.00
60.00%	$750.00
50.00%	$625.00
40.00%	$500.00
30.00%	$375.00
25.00%	$312.50
0.00%	$0.00

The above figures do not take into account the coupon payments received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the coupon payments received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive at stated maturity will depend on the actual ending value of the lowest performing Underlier. The performance of the better performing Underlier is not relevant to the maturity payment amount.

PRS-16

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming the hypothetical starting value, threshold value and ending values for each Underlier indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or threshold value. The hypothetical starting value of 100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual starting value for either Underlier. The actual starting value and threshold value for each Underlier are set forth under “Terms of the Securities” above. For actual historical data of the Underliers, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Underlier is greater than its starting value. As a result, the maturity payment amount is equal to the face amount of your securities:

	iShares® MSCI EAFE ETF	S&P 500® Index
Hypothetical starting value:	$100.00	100.00
Hypothetical ending value:	$135.00	125.00
Hypothetical threshold value:	$80.00	80.00
Performance factor:	135.00%	125.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Since the hypothetical ending value of the lowest performing Underlier is greater than its hypothetical threshold value, the maturity payment amount would equal the face amount. Although the hypothetical ending value of the lowest performing Underlier is significantly greater than its hypothetical starting value in this scenario, the maturity payment amount will not exceed the face amount.

In addition to the coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final coupon payment.

Example 2. The ending value of the lowest performing Underlier is less than its starting value but greater than its threshold value. As a result, the maturity payment amount is equal to the face amount of your securities:

	iShares® MSCI EAFE ETF	S&P 500® Index
Hypothetical starting value:	$100.00	100.00
Hypothetical ending value:	$90.00	110.00
Hypothetical threshold value:	$80.00	80.00
Performance factor:	90.00%	110.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the iShares® MSCI EAFE ETF has the lowest performance factor and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Since the hypothetical ending value of the lowest performing Underlier is less than its hypothetical starting value, but not by more than the buffer amount, you would receive the face amount of your securities at maturity.

In addition to the coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final coupon payment.

PRS-17

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Example 3. The ending value of the lowest performing Underlier is less than its threshold value. As a result, the maturity payment amount is less than the face amount of your securities:

	iShares® MSCI EAFE ETF	S&P 500® Index
Hypothetical starting value:	$100.00	100.00
Hypothetical ending value:	$120.00	45.00
Hypothetical threshold value:	$80.00	80.00
Performance factor:	120.00%	45.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Since the hypothetical ending value of the lowest performing Underlier is less than its hypothetical starting value by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $562.50 per security, calculated as follows:

 = $1,000 × performance factor of the lowest performing Underlier × multiplier

 = $1,000 × 45.00% × 1.25

 = $562.50

In addition to the coupon payments received during the term of the securities, on the stated maturity date you would receive $562.50 per security as well as a final coupon payment.

These examples illustrate that you will not participate in any appreciation of either Underlier, but you will be exposed on a leveraged basis to any decline in the value of the lowest performing Underlier in excess of the buffer amount, even if the ending value of the other Underlier has appreciated or has not declined below its respective threshold value.

To the extent that the starting value, threshold value, and ending value of the lowest performing Underlier differ from the values assumed above, the results indicated above would be different.

PRS-18

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

The iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF is issued by the iShares® Trust, a registered investment company. The iShares® MSCI EAFE ETF seeks to track the investment results, before fees and expenses, of the MSCI EAFE Index®, an equity index that is designed to measure the performance of large- and mid-capitalization developed market equities, excluding the U.S. and Canada. For more information about the iShares® MSCI EAFE ETF, see “Description of Exchange-Traded Funds—The iShares® MSCI EAFE ETF” in the accompanying market measure supplement.

Historical Information

We obtained the closing prices of the iShares® MSCI EAFE ETF in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of the iShares® MSCI EAFE ETF for the period from January 4, 2021 to August 20, 2026. The closing price on August 20, 2026 was $107.35. The historical performance of the iShares® MSCI EAFE ETF should not be taken as an indication of its future performance during the term of the securities.

iShares® MSCI EAFE ETF Daily Closing Prices
120
100
80
60
40
20
0
Daily Closing Price
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

______

___________

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”) or iShares, Inc. None of BTC, BFA or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo Finance LLC’s or Wells Fargo & Company’s use of information about the iShares® MSCI EAFE ETF.

PRS-19

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the S&P 500® Index, see “Description of Equity Indices—The S&P U.S. Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the S&P 500® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 4, 2021 to August 20, 2026. The closing level on August 20, 2026 was 7,641.16. The historical performance of the S&P 500® Index should not be taken as an indication of its future performance during the term of the securities.

S&P 500® Index Daily Closing Levels
Daily Closing Level
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

______

___________

The S&P 500® Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed to Wells Fargo & Company (“WFC”), our parent company, for use by WFC and certain of its affiliated or subsidiary companies (including us). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500® Index.

PRS-20

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

United States Federal Tax Considerations

You should review carefully the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you. Moreover, as discussed in the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a security relates is a U.S. real property holding corporation or a passive foreign investment company. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a passive foreign investment company, or to a non-U.S. holder in the case of a U.S. real property holding corporation. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a security for U.S. federal income tax purposes as a cash-settled put option (the “Put Option”) written by you with respect to the underlying, secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”), as more fully described in “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated Put Options and Deposits” in the accompanying product supplement. In the opinion of our counsel, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. The remainder of this discussion generally assumes this tax treatment will be respected.

Under this treatment, a portion of each coupon payment made with respect to a security will be attributable to interest on the Deposit, and the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”). Interest paid with respect to the Deposit should be taxable to you as ordinary income. The Put Premium should not be taken into account until maturity or earlier sale, exchange or other taxable disposition of the securities.

Annualized Coupon Rate	Interest on Deposit Component	Put Premium Component
7.05% per annum	4.50% per annum	2.55% per annum

This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the securities. It is possible, for example, that the securities could be treated in their entirety as debt instruments issued by us. It is also possible that the entire amount of each coupon payment on the securities could be treated as income to you at the time received or accrued, and other reporting agents may report income to you on this basis. Accordingly, you should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities.

Non-U.S. Holders. Subject to the discussion below regarding Section 871(m) and the discussions regarding Section 871(m), “FATCA” and “Effectively Connected Income” in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, you generally should not be subject to U.S. federal withholding or income tax in respect of payments on the securities, assuming that you provide to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a U.S. person.

While we currently do not generally intend to withhold on payments to non-U.S. holders on the securities (subject to the Form W-8 certification requirement), in light of the uncertain treatment of the securities other persons having withholding or information reporting responsibility in respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax. You should expect that if withholding applies, it will be at a rate of 30% (or lower applicable treaty rate). Moreover, it is possible that in the future we may determine that we should withhold on coupon payments on the securities.

Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each, an “Underlying Security”). An IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and representations provided by us, our counsel is of the opinion

PRS-21

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m). A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

PRS-22

Market Linked Securities—Fixed Coupon and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI EAFE ETF and the S&P 500® Index due October 26, 2027

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special counsel to Wells Fargo Finance LLC and Wells Fargo & Company, when the securities offered by this pricing supplement have been issued by Wells Fargo Finance LLC pursuant to the indenture, the trustee has made, in accordance with the instructions of Wells Fargo Finance LLC, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”) identifying such securities as supplemental obligations thereunder, and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of Wells Fargo Finance LLC and the related guarantee will constitute a valid and binding obligation of Wells Fargo & Company, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii)(x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Wells Fargo & Company’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Wells Fargo & Company or Wells Fargo Finance LLC, the indenture, the master note and the securities (the indenture, the master note and the securities referred to collectively as the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated January 22, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by Wells Fargo & Company on January 22, 2026.

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